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                      [PricewaterhouseCoopers letterhead]


                                                                    EXHIBIT 23.1

                                                   PricewaterhouseCoopers LLP
                                                   425 1st Street SW
                                                   Suite 1200
                                                   Calgary, Alberta
                                                   Canada T2P 3V7
Consent of Independent Auditors                    Telephone +1 (403) 509-7500
                                                   Facsimile +1 (403) 781-1825
                                                   Direct Tel. +1 (403) 509-7560
                                                   Direct Fax +1(403)781-1825


July 15, 2002

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 22, 2002 relating to the consolidated financial statements which appears in Golden Star Resources Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP
Chartered Accountants